Exhibit (c)(2)

Exhibit (c)(2)

Presentation to Special Committee of the Board of Directors

The Hallwood Group Incorporated

March 28, 2013

Preface

The information herein has been prepared by Southwest Securities, Inc.  (“SWS”) as part of a presentation being made in support of our opinion as to the fairness of the  terms of the proposed transaction from a financial point of view.

The material in this presentation and our analyses contained herein are confidential and are for the  use of the Special

Committee of the Board of Directors of The Hallwood Group  Incorporated (“Hallwood Group” or the “Company”)

and its advisors only. Any publication or use of this material  or the analyses contained herein without the express written consent of SWS is strictly prohibited.

Among the activities conducted in the course of our engagement as  financial advisor, SWS received and reviewed business and financial information of Hallwood Group and held  discussions with the management of the Company regarding this information. In connection with the analyses contained  herein, we have not independently verified any such information and have relied on all such information as  being complete and accurate in all material respects.

In addition, we have not obtained any independent appraisal of the  assets of either entity. With regard to financial forecasts,

we have assumed that they have been reasonably prepared on bases  reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance  of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on  which they are based. We have not received financial forecasts beyond 2013 from management of the Company. SWS is not an  expert on, and does not render opinions regarding, legal,

accounting, regulatory or tax matters. You should consult with your  advisors concerning these matters before undertaking the proposed transaction.

Several analytical methodologies have been employed herein and no one method of analysis should be regarded  as critical to the overall conclusion we have reached. Each analytical technique  has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular  techniques. The conclusions we have reached are based on all the analyses and factors presented herein taken as a whole  and also on application of our own experience and judgment.

Such conclusions may involve significant elements of subjective judgment  or qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one  or more parts of the material that follows. Our only opinion is the formal written opinion we express as to the fairness from a financial point of view. The  opinion, the analyses contained herein and all conclusions drawn from such analyses are necessarily  based upon market, economic and other conditions that exist and can be evaluated as of the date of this  book.

In the ordinary course of our business, SWS may actively trade  shares of the common stock and/or other securities of Hallwood Group for our own account and the accounts of our customers and,  accordingly, may at any time hold a long or short position in such securities.

2

Table of Contents

Executive Summary 1

Overview of Hallwood Group 2

Trading Overview 3

Selected Comparable Public 4

Selected Precedent Transactions 5

Discounted Cash Flow Analysis 6

Premium Analysis 7

Summary Valuation and Rationale 8

3

Section 1

Executive Summary

Executive Summary

Background

SWS understands that Hallwood Financial Limited (“Hallwood Financial”)  has made a proposal to acquire all of the outstanding shares of common stock of Hallwood Group that are  not already owned by Hallwood Financial, at a purchase price of $10.00 per share in cash (the “Potential  Transaction”)

Hallwood Financial currently owns 1,001,575 shares of Hallwood Group  common stock, or 65.7% of all outstanding shares

The Board of Directors has established a Special Committee of  independent directors to consider this proposal on behalf of the Company’s public stockholders and make a  recommendation to the full Board of Directors

SWS has been retained by the Special Committee to provide financial  advisory services and to render an opinion as to the fairness, from a financial point of view, to  the public holders of Hallwood Group common stock of the Potential Transaction

The Special Committee has retained Wick Phillips Gould & Martin, LLP as legal counsel

There are a number of issues which will be discussed today for  the Special Committee to consider:

- The value implications of various valuation methodologies

- Potential alternatives to a transaction with Hallwood Financial

- The timing and content of any potential response

- Communication with Hallwood Financial

- The structure and timing of a potential deal

5

Executive Summary

Summary of Key Terms of Offer

Terms Description

Transaction Hallwood Financial has made a proposal to acquire all of the outstanding shares of common stock of Hallwood Group that are not already owned by Hallwood  Financial

Offer Price $10.00 per share in cash to public shareholders

Transaction Governance The merger agreement will provide that the  transaction will be subject to a non waivable condition requiring the approval of a majority of the shares of  the Company not owned by

Hallwood Financial

Transaction Structure Merger of the Company with a new acquisition  vehicle that is formed by Hallwood Financial

It is contemplated that the business will continue to run in  accordance with current practice and maintain the Company’s employee base

Shareholder Approval Majority of the minority

Due Diligence Given Hallwood Financial’s extensive history with and  knowledge of the Company they are prepared to negotiate a merger agreement and complete the transaction  in an expedited manner according to the proposal letter

Financing The proposal letter is silent on this subject

Other Hallwood Financial has stated in the proposal letter that it  is interested only in acquiring the shares of the Company that it does not currently own, and that  in such capacity it has no interest in disposition or sale of its interest in the Company

Counsel to the Special Wick Phillips Gould & Martin, LLP

Committee

Counsel to Hallwood Group K&L Gates LLP

Counsel to Hallwood Financial Hunton & Williams LLP

6

Executive Summary

Summary Transaction Valuation and Implied Premiums
(Dollars in millions, except per share amounts)

Description	Amounts		
Current Offer Price Per Share:	$10.00		
% Premium to Current Price (03/26/13)	*11.6%*		
% Premium to 1-Day Prior (11/8/12)[(1)]	*78.3%*		
% Premium to 30-Trading Day Average Prior	*49.8%*		
% Premium to 60-Trading Day Average Prior	*27.5%*		
% Premium to 90-Trading Day Average Prior	*17.4%*		
% Premium to 120-Trading Day Average Prior	*15.7%*		
Minority Public Shares / Ownership	0.524 million or 34.3% ownership		
Minority Buy-In Value	$5.2		
Implied Equity Value	$15.3		
Implied Enterprise Value	$29.2		
Transaction Type	Merger		
Financing	Not provided in offer		
Enterprise Value to Revenues:		**Revenues**	**Multiple**
Enterprise Value / 2012 Revenues		*130.5*	*0.22x*
Enterprise Value / 2013E Revenues		*127.6*	*0.23x*
Enterprise Value to Adjusted EBITDA[(2)]:		**Adjusted EBITDA**	**Multiple**
Enterprise Value / 2012 Adjusted EBITDA		*1.2*	*24.6x*
Enterprise Value / 2013E Adjusted EBITDA		*(0.9)*	*NM*

(1) Last trading day prior to the date on which the offer was announced.
(2) Adjusted to add back expenses associated with the Company's Hallwood Energy and Nextec litigation matters.

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Executive Summary

Shareholder Ownership – "Majority of Minority" Vote Analysis

Ownership

Management & Director Ownership:

Insider	Shares Held	% of Shares Outstanding
Anthony J. Gumbiner	1,001,575	65.7%
Charles A. Crocco, Jr.	9,996	0.7%
Amy Feldman	--	--
Michael R. Powers	--	--
William L. Guzzetti	--	--
Amber M. Brookman	--	--
Richard Kelley	--	--
Total Management & Director Ownership	**1,011,571**	**66.3%**

Institutional Ownership:

Holder	Shares Held	% of Shares Outstanding
Catalyst Capital Advisors	74,445	4.9%
Catalyst Capital Advisors, Asset Management	76,045	5.0%
Dimensional Fund Advisors LP	31,277	2.1%
LSV Asset Management	3,400	0.2%
Total Institutional Ownership	**185,167**	**12.1%**

Public & Other Ownership:

Holder	Shares Held	% of Shares Outstanding
Public & Other	328,428	21.5%

Source: Capital IQ, Hallwood Group Proxy Statement dated April 20, 2012.

Ownership Summary


21.5%
12.1%
66.3%
Public & Other
Institutional
Insiders

Majority of Minority Vote Analysis

	9,996	Shares Held by Charles A. Crocco, Jr.
+	185,167	Shares Held by Institutions
+	328,428	Shares Held by the Public & Other Shareholders
	523,591	**Shares Held by Minority Shareholders**
x	50.1%	Majority
	262,319	**Required Vote**

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Executive Summary

Valuation Approaches

Implied Valuation

Comparable Public

Trading Overview Precedent Transaction Discounted Cash Flow

Companies

“Trading Specific” “Public Market” valuation “Transaction Specific” Present value of projected comparison valuation free cash flows

Value based on public

Reviews historical market trading multiples Values based on multiples “Inherent” value of the common stock trading of comparable companies paid in comparable  business prices and volume to offer transactions

Does not include control Incorporates time value

premium Includes control premium and cost of capital

Represents freely tradable Comparability of considerations

minority interest transactions and / or Relies on management’s target company relevant projections

Premium Analysis Other Considerations

“Trading Specific” Industry characteristics and

comparison trends (e.g. size, volatility,

Compares premiums paid growth prospects, etc.)

in comparable transactions Relative market position and

Reflects premium over competitive environment

pre announcement prices Consistency and visibility of

Comparability of historical and projected

earnings

transaction most relevant

Section 2

Overview of Hallwood Group

Overview of Hallwood Group

Financial Overview
(Dollars in millions)

	Year Ended December 31,					
	2008A	2009A	2010A	2011A	2012A	2013E
Textile Product Sales	$162.2	$179.6	$168.4	$139.5	$130.5	$127.6
Growth	*22.4%*	*10.7%*	*(6.2%)*	*(17.1%)*	*(6.4%)*	*(2.2%)*
Cost of Sales	123.8	128.8	125.9	115.9	112.2	111.5
Gross Profit	**$38.4**	**$50.7**	**$42.5**	**$23.6**	**$18.3**	**$16.2**
Margin	*23.7%*	*28.3%*	*25.2%*	*16.9%*	*14.0%*	*12.7%*
Selling, General & Administrative Expense	22.7	25.1	26.3	23.3	23.5	19.8
Litigation Charge - Hallwood Energy Matters	-	-	-	9.3	13.2	-
Operating Income (Loss)	**$15.8**	**$25.6**	**$16.2**	**($9.0)**	**($18.4)**	**($3.6)**
Margin	*9.7%*	*14.3%*	*9.6%*	*NM*	*NM*	*NM*
Other Income (Loss)						
Interest Expense	(0.7)	(0.3)	(0.3)	(0.1)	(0.5)	(0.8)
Interest & Other Income	0.1	0.0	0.0	0.0	0.0	-
Equity Loss from Investments in Hallwood Energy	(12.1)	-	-	-	-	-
Pre-Tax Income (Loss)	**$3.1**	**$25.4**	**$15.9**	**($9.1)**	**($18.9)**	**($4.4)**
Income Tax Expense (Benefit)	1.7	8.4	6.0	(2.7)	(1.0)	0.1
Net Income (Loss)	**$1.4**	**$17.1**	**$9.9**	**($6.3)**	**($17.9)**	**($4.4)**
EBITDA Reconciliation						
Pre-Tax Income (Loss)	$3.1	$25.4	$15.9	($9.1)	($18.9)	($4.4)
Depreciation, Amortization & Impairment	2.3	2.3	2.3	2.5	2.3	2.2
Net Interest Expense (Benefit)	0.6	0.3	0.3	0.1	0.5	0.8
Litigation Expenses - Nextec Matters	1.3	1.3	0.4	3.3	3.6	0.5
Litigation Expenses - Hallwood Energy Matters	-	2.3	4.1	0.9	0.5	0.1
Litigation Charge - Hallwood Energy Matters	-	-	-	9.3	13.2	-
Equity Loss from Investment in Hallwood Energy	12.1	-	-	-	-	-
Restructuring Expenses	0.4	-	-	-	-	-
Adjusted EBITDA	**$19.8**	**$31.7**	**$23.0**	**$7.1**	**$1.2**	**($0.9)**
Margin	*12.2%*	*17.6%*	*13.6%*	*5.1%*	*0.9%*	*NM*

11

SWS GROUP | SOUTHWEST SECURITIES
Building what you value.

Section 3

Trading Overview

Trading Overview

Stock Price and Volume Performance and Histogram

Latest Twelve Months Stock Price & Volume Performance (1) Latest Three Years Stock Price & Volume Performance (1)

Stock Price Volume Stock Price High Volume

High

$14 (3/28/12) Day Prior to 35,000 $60 (4/5/10) 60,000

$12.17 Announcement $55.69 Day Prior to

$12 (11/8/12) 30,000 Announcement

$5.61 $50 50,000

(11/8/12)

$10 25,000 $5.61

$40 40,000

$8 20,000

$30 30,000

$6 15,000

$20 20,000

$4 10,000

$10 10,000

$2 5,000

$0 0 $0 0

03/12 05/12 07/12 09/12 11/12 01/13 03/13 03/10 09/10 03/11 09/11  03/12 09/12 03/13

Volume Price Volume Price

Latest Twelve Months Stock Price Histogram (1)

42.4%

33.3%

100.0%

91.9%

87.9%

54.6%

8.9% 7.5%

2.6% 4.0%

0.6% 0.6%

9.6% 12.2%

$5.00 $6.00 $6.01 $7.00 $7.01 $8.00 $8.01 $9.00 $9.01 $10.00 $10.01 $11.00 $11.01 $12.00 $12.01 $13.00

Section 4

Selected Comparable Public Companies

Comparable Company Analysis

Public Company Comparables

(Dollars in millions, except per share amounts)

	Ticker	Share Price [1]	% of 52 Week High	Equity Value [2]	Enterprise Value [3]	Enterprise Value / Revenue CY 2012A [4]	Enterprise Value / Revenue CY 2013E [5]	Enterprise Value / EBITDA CY 2012A [4]	Enterprise Value / EBITDA CY 2013E [5]
Textile & Specialty Apparel Manufacturers									
Cintas Corporation	CTAS	$43.37	94.4%	$5,531	$6,564	1.6x	1.5x	8.8x	8.5x
UniFirst Corp.	UNF	88.57	98.6%	1,740	1,697	1.3	1.2	7.7	7.1
Formosa Taffeta Co., Ltd. [6]	TSEC:1434	0.91	92.7%	1,525	1,911	1.1	NA	7.3	NA
G&K Services Inc.	GK	44.99	98.4%	851	1,050	1.2	1.1	9.6	8.4
Kurabo Industries Ltd. [7]	TSE:3106	1.88	96.8%	433	599	0.4	NA	8.5	NA
Unifi Inc.	UFI	19.04	98.2%	393	485	0.7	0.7	10.7	8.8
Culp Inc.	CFI	15.77	86.9%	198	180	0.7	0.7	7.0	NA
Delta Apparel Inc.	DLA	16.13	90.4%	138	242	0.5	0.5	10.5	6.3
Superior Uniform Group Inc.	SGC	11.53	91.2%	71	67	0.6	NA	8.2	NA
S. Kumars Nationwide Ltd. [8]	BSE:514304	0.15	21.3%	44	744	0.6	0.6	3.3	3.1
Lakeland Industries Inc.	LAKE	3.64	33.1%	19	31	0.3	0.4	NM	NA
ComWest Enterprise Corp. [9]	TSXV:CWP	2.06	96.4%	23	28	1.1	NA	5.3	NA
Low						**0.3x**	**0.4x**	**3.3x**	**3.1x**
Mean						**0.8**	**0.8**	**7.9**	**7.0**
Median						**0.7**	**0.7**	**8.2**	**7.8**
High						**1.6**	**1.5**	**10.7**	**8.8**
Hallwood Group (Current)		**$8.96**	**73.6%**	**$14**	**$28**	**0.2x**	**0.2x**	**23.2x**	**NM**
Hallwood Group (At Offer Consideration)		**$10.00**	**82.2%**	**$15**	**$29**	**0.2x**	**0.2x**	**24.6x**	**NM**

Note: Enterprise value / EBITDA multiples greater then 25.0x considered not meaningful ("NM").
(1) Share prices as of March 26, 2013.
(2) Equity value based on diluted shares outstanding as of the date of the company's most recent 10-Q or 10-K.
(3) Enterprise value defined as equity value plus net debt.
(4) In certain cases, valuation multiples are based on the latest twelve months results.
(5) Comparable company CY 2013E results based on Wall Street research consensus estimates. The Hallwood Group CY 2013E results based on management estimates.
(6) Financial data converted using a TWD NT$1.00 / USD $0.03 exchange rate.
(7) Financial data converted using a JPY ¥1.00 / USD $0.01 exchange rate.
(8) Financial data converted using a INR ₹1.00 / USD $0.02 exchange rate.
(9) Financial data converted using a CAD $1.00 / USD $0.97 exchange rate.
Source: Company Filings, Capital IQ, Thomson One, Wall Street research.

15

SWS GROUP | SOUTHWEST SECURITIES
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Selected Comparable Company Analysis

Summary Analysis

(Dollars in millions, except per share amounts)

Comparables Market Valuation Summary

	Hallwood Group Data	Multiple Reference Range			Implied per Share Equity Value (1)		
		Low	Median	High	Low	Median	High
Adjusted EBITDA							
CY 2012	$1.2	3.3x	8.2x	10.7x	NM	NM	NM
CY 2013E	(0.9)	3.1	7.8	8.8	NM	NM	NM
		Reference Range			**NM**	**NM**	**NM**
		Offer Price					**$10.00**

(1) Calculated based on implied enterprise value less net debt of $14.0 million divided by 1.5 million total shares outstanding. The implied per share equity values based on CY 2012 and CY2013E EBITDA resulted in negative values and therefore were determined to be not meaningful ("NM").

16

SWS GROUP | SOUTHWEST SECURITIES
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Section 5

Selected Precedent Transactions

Selected Precedent Transactions

Precedent Merger and Acquisition Transactions

(Dollars in millions)

Date Announced	Date Closed	Acquirer	Target	EV [1]	LTM Revenue	LTM EBITDA	Enterprise Value/ LTM Revenue	Enterprise Value/ LTM EBITDA
06/28/12	07/27/12	Qualium Investissement	Kermel S.A. [2]	$106	$47	$13	2.3x	8.2x
04/11/12	05/31/12	Lear Corp. (NYSE:LEA)	Guilford Performance Textiles, Inc.	257	400	--	0.6	--
05/11/11	07/31/11	Bangladesh Export Import Company Ltd. (DSE:BEXIMCO)	Bextex Limited [3]	431	236	67	1.8	6.4
12/06/10	02/22/11	Gilde Buy Out Partners	Gamma Holding NV [4]	686	869	107	0.8	6.4
10/04/10	01/28/11	The Blackstone Group	Polymer Group, Inc.	670	1,110	114	0.6	5.9
03/08/07	04/01/07	International Textile Group, Inc. (OTCPK:ITXN)	Global Safety Textiles GmbH [5]	207	305	34	0.7	6.1
Low							**0.6x**	**5.9x**
Mean							**1.1**	**6.6**
Median							**0.7**	**6.4**
High							**2.3**	**8.2**

(1) Enterprise value ("EV") based on the announced transaction terms and of the public information available at the time of the announcement.
(2) Financial data converted using a EUR €1.00 / USD $1.34 exchange rate.
(3) Financial data converted using a BDT ৳1.00 / USD $0.01 exchange rate.
(4) Financial data converted using a EUR €1.00 / USD $1.23 exchange rate
(5) Financial data converted using a EUR €1.00 / USD $1.33 exchange rate.
Source: Company Filings, Capital IQ, Thomson One, Wall Street research.

18

SWS GROUP | SOUTHWEST SECURITIES
Building what you value.

Selected Precedent Transaction Analysis

Summary Analysis

(Dollars in millions, except per share amounts)

Precedent Transaction Valuation Summary									
	Hallwood Group Data	Multiple Reference Range			Implied per Share Equity Value (1)				
		Low	Median	High	Low	Median	High		
Adjusted EBITDA									
CY 2012				$1.2	5.9x	6.4x	8.2x	NM	NM
CY 2013E			(0.9)		5.9	6.4	8.2	NM	NM
Reference Range		**NM**	**NM**	**NM**					
Offer Price				**$10.00**					

(1) Calculated based on implied enterprise value less net debt of $14.0 million divided by 1.5 million total shares outstanding. The implied per share equity values based on CY 2012 and CY2013E EBITDA resulted in negative values and therefore were determined to be not meaningful ("NM").

19

SWS GROUP | SOUTHWEST SECURITIES
Building what you value.

Section 6

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis

Management has not prepared or made available to SWS financial forecasts beyond 2013 and; therefore, a discounted cash flow analysis is not available.

Section 7

Premium Analysis

Premium Analysis

Minority Buy-in Premium Analysis

Overview

The premiums paid analysis involves a review of offer price in public transactions relative to pre-announcement prices

Selection Criteria

Selection criteria for comparable transactions:

Data Set 1 – Minority buy-in by majority holder seeking remaining shares of U.S.-based companies closed between January 1, 2008 to February 28, 2013 of all sizes

Data Set 2 – Minority buy-in by majority holder seeking remaining shares of U.S.-based companies closed between January 1, 2008 to February 28, 2013 with transaction sizes less than $50 million

Premium Analysis – Data Set 1

	Hallwood Group		Buy-In Premium				Implied Hallwood Group Price Per Share	
	Historical (1)	$10.00	Low (2)	Mean (3)	Median	High (4)	Mean (3)	Median
1-Day Spot Premium	$5.61	78.3%	9.9%	30.8%	28.3%	62.5%	$7.34	$7.20
1-Week Spot Premium	6.15	62.6%	8.0%	31.9%	28.6%	63.0%	8.11	7.91
30-Day Spot Premium	8.00	25.0%	10.3%	33.4%	36.4%	70.9%	10.67	10.91
60-Day Spot Premium	9.74	2.7%	2.1%	27.9%	30.3%	60.5%	12.46	12.69

Premium Analysis – Data Set 2

	Hallwood Group		Buy-In Premium				Implied Hallwood Group Price Per Share	
	Historical (1)	$10.00	Low (2)	Mean (3)	Median	High (4)	Mean (3)	Median
1-Day Spot Premium	$5.61	78.3%	0.8%	22.5%	17.6%	74.0%	$6.87	$6.59
1-Week Spot Premium	6.15	62.6%	(0.2%)	20.5%	14.5%	67.9%	7.41	7.04
30-Day Spot Premium	8.00	25.0%	0.1%	28.0%	22.8%	72.7%	10.24	9.82
60-Day Spot Premium	9.74	2.7%	(7.3%)	25.3%	11.9%	91.7%	12.20	10.90

(1) Closing price on trading days prior to the date on which the offer was announced.
(2) First quartile.
(3) Based on interquartile data set.
(4) Third quartile.
Source: Capital IQ.

23

SWS GROUP | SOUTHWEST SECURITIES
Building what you value.

Section 8

Summary Valuation and Rationale

Summary Valuation and Rationale

Company Valuation Summary – Implied per Share Equity Value

Pre Announcement Price Current Price Offer Price

(11/8/12) (3/26/13) (11/9/12)

$5.61 $8.96 $10.00

52 Week Trading Range

Closing Prices $5.61 $12.17

Comparable Public

Company Analysis Not Meaningful

Selected Precedent

Not Meaningful

Transaction Analysis

Discounted Cash Flow

(1)	Not Available

Analysis

Premium Analysis

Data Set 1 Median(2) $7.20 $12.69

Premium Analysis

$6.59 $10.90

Data Set 2 Median(3)

$0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 $20.00

(1) Management has not prepared or made available to SWS financial  forecasts beyond 2013 and; therefore, a discounted cash flow analysis is not available.

(2) Minority buy in transactions by majority shareholders seeking remaining shares of U.S. based companies closed between January 1, 2008 to February 28, 2013.

(3) Minority buy in transactions by majority shareholders seeking remaining shares of U.S. based companies closed between January 1, 2008 to February 28, 2013 with transaction sizes less than $50 million.

Summary Valuation and Rationale

Rationale

Hallwood Group is currently not covered by any research analysts  and its public market status does not improve the Company’s access to the capital markets

The Company does not conduct quarterly earnings calls or provide  earnings guidance to the Street

The average daily trading volume in Hallwood Group common stock  during 2012 was 2,080 shares per day and of the

250 trading days in 2012, the Company reported no trading volume  75 days or 30% of the time

Management estimates the incremental cost of being a public company  is approximately $700,000 to $800,000 per year

The Company has been involved in a number of litigation matters  that have required substantial cash payments for professional fees, certain legal matters have not been  resolved

The Company’s ability to meet existing debt obligations raises  substantial doubt about the Company’s ability to continue as a going concern

Status Quo

(No Deal)

Immediately

Actionable

Minority Buy In

(By Hallwood Financial)

Other Financial Special Committee

Alternatives Discussion